Digital Power Reports Financial Results for the First Quarter Ended March 31, 2008

FREMONT, Calif., May 15, 2008, Digital Power Corporation (Amex: DPW - News) (herein “Digital Power”) today announced its financial results for the first quarter ended March 31, 2008.

Digital Power reported revenue of $3,169,000 for the quarter ended March 31, 2008, an increase of 15.6% from $2,742,000 for the same quarter last year. An operating loss of $165,000 for the first quarter of 2008 was reported, compared to an operating profit of $25,000 for the same quarter last year. Digital Power reported a net loss for the three months ended March 3l, 2008 of $161,000 compared to a net profit of $41,000 for the three months ended March 31, 2007.

Commenting on the results, Ben-Zion Diamant, Interim President and CEO stated “Our first quarter results were significantly impacted by the costs associated with the severance agreement of the former CEO. Absent these one-time charges of $189,000, the Company would have reported a profit. While all of these expenses were recognized in our first quarter, it should be noted that the actual cash effect will take place over the balance of the year”.

Continuing on other matters, Mr. Diamant said, “We are pleased to report that the voluntary disclosure which the company filed with the US Department of State regarding possible violations of the International Traffic in Arms Regulations (“ITAR”) with respect to defense business, was closed without action by the US Department of on April 22, 2008. No fines were assessed. The Company has also applied for registration as a “Broker” and a “Manufacturer and Exporter” of Defense Articles/Defense Services with the U.S. Department of State under the ITAR. Upon approval, the Company will be well positioned to further penetrate this important market segment as a direct military article vendor and through its strategic alliance with Telkoor, its largest stockholder”.

Digital Power designs, develops, manufactures, markets, sells and distributes switching power supplies to industrial, telecommunication, data communication, medical, and military industries. Digital Power's headquarters are located at 41324 Christy Street, Fremont, California, 94538-3158; phone number 510-657-2635.

The foregoing contains forward-looking statements regarding future events or results within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning the significant large-scale projects recently won by the Company and their impact on the business. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual events or results may differ materially from those anticipated events or results express implied by such forward looking statements. The Company disclaims any current intention to update its forward-looking statements and the estimates and assumptions within them, at any time for any reason. In particular, such forward looking statements are based upon assumptions about future conditions that could prove to be inaccurate including, but not limited to, that (a) the Company will be able to lower its production costs and market conditions are improving in Digital Power’s industry (b) the inability to complete sales, or possible delays in deployment, of products under certain large scale projects due to inability to complete or possible delays in completing the legal and commercial terms for such projects, project delays or cancellations; and (c) the inability to complete or possible delays in completing certain research and development efforts required for certain large-scale projects. Other factors that could cause actual events or results to differ materially from those contained in the “forward looking statements” are included in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including, but not limited to, the Company’s Form 10-KSB for the year ended December 31, 2007 and any subsequently filed reports.

Digital Power Corporation

Financial Data
(In thousands except for per share amounts)

	Three months
	ended March 31,
Statement of Operations Data	2008	2007

Revenues	$3,169	2,742
Operating income(loss)	(165)	25
Net Income(loss)	(161)	41

Basic and diluted net Income (loss)
Per share	$(0.024)	$0.006

	As of March 31,
Balance Sheet Data	2008	2007

Working capital	$3,417	$3,373
Total assets	6,220	5,375
Shareholders' equity	3,613	3,534